UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2007 (February 28,
2007)

                        BNP RESIDENTIAL PROPERTIES, INC.
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             (Exact name of registrant as specified in its charter)


              Maryland                      1-9496              56-1574675
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  (State or other jurisdiction of        (Commission          (IRS Employer
           incorporation)                File Number)      Identification No.)


                        301 S. College Street, Suite 3850
                            Charlotte, NC 28202-6024
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                    (Address of principal executive offices)


Registrant's telephone number, including area code  (704) 944-0100
                                                   --------------------------

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))





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Introductory Note


On February 28, 2007, BNP Residential Properties, Inc. (the "Company") completed its merger (the "Merger") with Babcock & Brown Residential LLC (f/k/a/ Babcock & Brown Bravo Acquisition LLC) ("Merger Sub"), a Delaware limited liability company and a direct wholly owned subsidiary of Babcock & Brown Residential Holdings LLC (f/k/a Babcock & Brown Bravo Holdings LLC) ("Buyer"), pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of October 17, 2006, by and among Buyer, Merger Sub, Babcock & Brown Bravo Operating Partnership LP, a Delaware limited partnership, the Company and BNP Residential Properties Limited Partnership, a Delaware limited partnership (the "Merger Agreement"). Buyer and Merger Sub are affiliates of international investment and advisory firm Babcock & Brown Limited ("Babcock & Brown").


Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.


In connection with the consummation of the Merger, the Company notified the American Stock Exchange (the "AMEX") on February 28, 2007 that each share of common stock of the Company was canceled and automatically converted into the right to receive $24.00 in cash (without interest and less applicable withholding taxes) and requested that the AMEX file with the Securities and Exchange Commission an application on Form 25 to report that the shares of common stock of the Company are no longer listed on the AMEX.


Item 3.03 Material Modification to Rights of Security Holders.


On February 28, 2007, pursuant to the terms of the Merger Agreement, each share of common stock of the Company issued and outstanding and owned, directly or indirectly, by Buyer, Merger Sub or the Company immediately prior to the effective time of the Merger was canceled automatically and ceased to exist, without payment of any consideration in respect thereof. Each other share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger was automatically converted into the right to receive $24.00 in cash (without interest and less applicable withholding taxes).


Item 5.01 Changes in Control of Registrant.


On February 28, 2007, pursuant to the terms of the Merger Agreement, Buyer consummated the acquisition of the Company through a merger of the Company with and into Merger Sub. Merger Sub was the surviving company in the Merger (the "Surviving Company"). Following the Merger, the Surviving Company is 100% owned by Buyer. The aggregate purchase price paid for all of the shares of the common stock of the Company and options to purchase shares of common stock of the Company was approximately $250 million. The aggregate purchase price and related fees and expenses were funded by new credit facilities and refinancing of certain existing mortgage loans, as well as equity financing from affiliates of Babcock & Brown.


A copy of the press release issued by the Company on February 28, 2007 announcing the consummation of the Merger is attached as an exhibit hereto and is incorporated by reference.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.



In connection with the Merger, each of Stephen R. Blank, Paul G. Chrysson, W. Michael Gilley, Philip S. Payne, Peter J. Wiedhorn and D. Scott Wilkerson, voluntarily resigned from the board of directors of the Company on February 28, 2007.

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In connection with the Merger, each of Pamela B. Bruno, Alex S. Burris, Philip
S. Payne, Eric S. Rohm, L. Teresa Sandman and D. Scott Wilkerson voluntarily resigned as officers of the Company on February 28, 2007.

Item 9.01.        Financial Statements and Exhibits.

         (c)      Exhibits

          99.1                Press Release dated February 28, 2007


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              BNP RESIDENTIAL PROPERTIES, INC.


                              By:      /s/ Pamela B. Bruno
                                       -----------------------------------
                                       Pamela B. Bruno
                                       Vice President, Chief Financial Officer

Date: March 6, 2007

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                                  EXHIBIT INDEX

         Exhibit No.           Description

          99.1                Press Release dated February 28, 2007



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